CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-180166 on Form S-1 of our report dated July 23, 2012, on the statement of financial condition of MA Managed Futures Fund, LP, as of July 5, 2012 appearing in the Prospectus and Disclosure Document, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus and Disclosure Document.

/s/ Arthur F. Bell, Jr. & Associates, L.L.C.
Hunt Valley, Maryland
September 12, 2012